Exhibit 5.1

DLA Piper (Canada) LLP Suite 2800, Park Place 666 Burrard St Vancouver BC V6C 2Z7 www.dlapiper.com

February 3, 2022

Acreage Holdings, Inc.

450 Lexington Avenue, #3308

New York, NY 10163

Re:	Registration Statement on Form S-3 (the “Registration Statement”)

We have acted as British Columbia counsel to Acreage Holdings, Inc., a British Columbia company (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of:

(a)	the offer and sale by the Company from time to time of up to U.S.$300,000,000 aggregate offering price of:

(i)	Class E subordinate voting shares, without par value (“Fixed Shares”);

(ii)	Class D subordinate voting shares, without par value (the “Floating Shares”);

(iii)	debt securities which may or may not be converted into other securities (the “Debt Securities”);

(iv)	warrants to purchase Fixed Shares or Floating Shares (the “Warrants”);

(v)	subscription receipts for Fixed Shares, Floating Shares or Warrants (the “Subscription Receipts”);

(vi)	rights to purchase Fixed Shares, Floating Shares or Warrants (the “Rights”); and

(vii)	units comprising one or more Fixed Shares, Floating Shares, Debt Securities, Warrants, Subscription Receipts or Rights in any combination (the “Units”, and together with the Fixed Shares, Floating Shares, Debt Securities, Warrants, Subscription Receipts and Rights, the “Securities”),

which Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement; and

(b)	the resale or other disposition from time to time by the selling shareholders identified as such in the Registration Statement of:

(i)	4,259,633 Fixed Shares (the “February Fixed Shares”) issuable upon exercise of warrants issued by the Company in February 2020, with an exercise price of $4.00 per share for 5 years from the date of issuance (the “February Fixed Warrants”), and 1,825,556 Floating Shares (the “February Floating Shares”) issuable upon exercise of warrants issued by the Company in February 2020, with an exercise price of $4.00 per share for 5 years from the date of issuance (the “February Floating Warrants”). The February Fixed Warrants and the February Floating Warrants were issued pursuant to a Supplemental Warrant Indenture between the Company and Odyssey Trust Company (the “Warrant Agent”) dated September 23, 2020 (the “Supplemental Warrant Indenture”) in exchange for certain warrants issued pursuant to a Warrant Indenture between the Company and the Warrant Agent dated February 10, 2020 (the “Original Warrant Indenture”);

(ii)	17,980 Fixed Shares (the “Commitment Fixed Shares”) and 7,705 Floating Shares (the “Commitment Floating Shares”) issued pursuant to a credit agreement among Acreage Finance Delaware, LLC, as borrower, and Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC and Thames Valley Apothecary, LLC, as guarantors, and IP Investment Company, LLC, as lender, administrative agent and collateral agent dated March 6, 2020 (the “Original Credit Agreement”), as amended by Amendment No. 1 thereto dated September 23, 2020 (the “Credit Agreement Amendment No. 1”), as further amended by Amendment No. 2 thereto dated October 20, 2020 (the “Credit Agreement Amendment No. 2”), as further amended by Amendment No. 3 thereto dated March 7, 2021 (the “Credit Agreement Amendment No. 3”), and as further amended by Amendment No. 4 thereto dated March 29, 2021 (the “Credit Agreement Amendment No. 4”); and

(iii)	1,556,929 Fixed Shares (the “November Fixed Shares”) issuable upon exercise of warrants issued by the Company in November 2020, with an exercise price of $3.15 per share for 4 years from the date of issuance (the “November Fixed Warrants”), and 697,666 Floating Shares (the “November Floating Shares”, and together with the February Fixed Shares, the February Floating Shares, the Commitment Fixed Shares, the Commitment Floating Shares and the November Fixed Shares, the “Underlying Shares”) issuable upon exercise of warrants issued by the Company in November 2020, with an exercise price of $3.01 per share for 4 years from the date of issuance (the “November Floating Warrants”). The November Fixed Warrants and the November Floating Warrants were issued pursuant to a loan agreement between the Company’s subsidiary, High Street Capital Partners, LLC and a syndicate of lenders dated October 30, 2020 (the “Term Loan Agreement”) in respect of a $70 million secured term loan facility guaranteed by the Company;

in each case, pursuant to the prospectus contained in the Registration Statement.

2.	Documents Examined and Reliances

(a)	For the purpose of rendering our opinions expressed below, we have examined and relied upon the following documents:

(i)	a Certificate of Good Standing with respect to the Company issued by the Registrar of Companies under the Business Corporations Act (British Columbia) dated February 2, 2022;

(ii)	the Original Warrant Indenture, and a written resolution of the directors of the Company dated February 5, 2020 authorizing entry into the Original Warrant Indenture;

(iii)	the Supplemental Warrant indenture, and a written resolution of the directors of the Company dated September 22, 2020 authorizing entry into the Supplemental Warrant Indenture;

(iv)	the forms of certificate representing the February Fixed Warrants and the February Floating Warrants (the “February Warrant Certificates”);

(v)	the Original Credit Agreement, and a written resolution of the directors of the Company dated February 5, 2020 authorizing the reservation and issuance of certain shares of the Company in connection with the Original Credit Agreement;

(vi)	the Credit Agreement Amendment No. 1, and a written resolution of the directors of the Company dated September 22, 2020 authorizing the reservation and issuance of 8,399 Commitment Fixed Shares and 3,599 Commitment Floating Shares in connection with the Credit Agreement Amendment;

(vii)	the Credit Agreement Amendment No. 2;

(viii)	the Credit Agreement No. 3;

(ix)	the Credit Agreement No. 4;

(x)	the Term Loan Agreement, and a written resolution of the directors of the Company dated October 29, 2020 authorizing entry into the Term Loan Agreement;

(xi)	the forms of certificate representing the November Fixed Warrants and the November Floating Warrants (the “November Warrant Certificates”);

(xii)	a draft Registration Statement on Form S-3 dated February 3, 2022 (the “Registration Statement”) relating to the registration of the Securities and the Underlying Shares under the Securities Act;

(xiii)	a written resolution of the directors of the Company dated January 31, 2022 approving the registration of the Securities and the Underlying Shares under the Registration Statement; and

(xiv)	a certificate dated February 3, 2022 (the “Officer’s Certificate”) of James Doherty, the General Counsel of the Company, with respect to certain factual matters relevant to our opinions expressed below.

We have relied exclusively upon the certificates, documents and records referred to above with respect to the accuracy of the factual matters contained therein and we have not performed any independent investigation or verification of such factual matters.

3.	Assumptions

For the purposes of rendering our opinions expressed below, we have assumed:

(a)	authenticity of all documents submitted to us as originals, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, electronic, telecopied or photocopied copies;

(b)	the legal capacity of all natural persons signing agreements or instruments relevant hereto;

(c)	with respect to all parties to agreements or instruments relevant hereto who are not natural persons, that such parties had (or have at the relevant time) the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, and that such agreements or instruments have been (or will be at the relevant time) duly authorized by all requisite action (corporate or otherwise) of such parties;

(d)	all agreements and instruments referred to in (b) or (c) immediately above have been or will be duly executed and delivered by each party thereto, and that such agreements or instruments are (or will be at the relevant time) the legal, valid, binding and enforceable obligations of such parties;

(e)	the completeness, accuracy, and currency of: (i) the indices and filing systems maintained at the public offices where we have searched or made inquiries, (ii) all documents supplied or otherwise conveyed to us by public officials, and (iii) all facts set forth in those documents and in official public records;

(f)	that all documents reviewed by us have not been modified in any manner since the date they were submitted to us, whether by written or oral agreement or by conduct of the parties thereto or otherwise;

(g)	that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded;

(h)	that all Securities and Underlying Shares will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, as applicable;

(i)	in respect of the Securities, a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby,

(j)	any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(k)	any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if necessary, reserved for issuance upon such exercise;

(l)	at the time of any offering or sale of any Fixed Shares, Floating Shares, Debt Securities, Warrants to purchase Fixed Shares, Floating Shares, Rights in respect of Fixed Shares, Floating Shares or any Securities convertible or exercisable into Fixed Share or Floating Shares, Units comprised of, in whole or in part, Debt Securities convertible into Fixed Shares, Floating Shares or Subscription Receipts for, in whole or in part, Fixed Shares or Floating Shares, and as of the date of the issuance of any Fixed Shares or Floating Shares, as applicable, issuable upon conversion of Debt Securities, exercise of Warrants or Subscription Receipts, or issuance of Rights, there will be sufficient Fixed Shares and Floating Shares, as applicable, authorized and unissued under the Company’s then operative Notice of Articles (the “Notice of Articles”) and not otherwise reserved for issuance;

(m)	at the time of issuance of the Securities or any Underlying Shares, as applicable, the Company will validly exist and be duly qualified and in good standing under the laws of British Columbia, and will have the necessary corporate power for such issuance;

(n)	at the time of issuance of the Securities or any Underlying Shares, as applicable:

(i)	the Notice of Articles and then operative Articles of the Company (the “Articles” and collectively with the Notice of Articles, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof,

(ii)	any Warrant Indenture (defined below), Subscription Receipt Agreement (defined below), Rights Agreement (defined below) or Unit Agreement (defined below) will have been duly authorized, executed and delivered by the parties thereto, and will constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms;

(o)	the Warrant Indenture, Subscription Receipt Agreement, Rights Agreement and Unit Agreement will be governed by British Columbia law; and

(p)	that the issuance, terms, execution and delivery of the Securities or Underlying Shares, as applicable, (i) will not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) will comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We have undertaken no independent investigation to verify the accuracy or completeness of any of the foregoing assumptions

We are qualified to practise law in the Province of British Columbia, and our opinions expressed below are rendered solely with respect to the laws of the Province British Columbia and the federal laws of Canada applicable therein. Except as otherwise set forth herein, our opinions are expressed as at the date hereof based on legislation and regulations in effect on the date hereof, and we disclaim any obligation or undertaking to advise any person of any change in law or fact that may come to our attention after the date hereof.

Whenever our opinions expressed below refer to shares of the Company, whether issued or to be issued, as being “fully paid and non-assessable”, we mean that the holder of such shares cannot be required to contribute any further amounts to the Company by virtue of its status as holder of such shares, either in order to complete payment for the shares, to satisfy claims of creditors or otherwise. We express no opinion as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

We express no opinion as to whether the Registration Statement provides full, true and plain disclosure of all material facts relating to the Company, the Securities or the Underlying Shares or whether the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, all within the meaning of applicable securities laws.

4.	Opinions

Based and relying upon the foregoing, we are of the opinion that:

(a)	with respect to the Securities to be offered under the Registration Statement and applicable Prospectus Supplement:

(i)	with respect to Fixed Shares offered and/or to be resold under the Registration Statement, when (a) the Company has taken all necessary corporate action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing such Fixed Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the central securities register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the amount of such consideration set by the Company’s directors (the “Board”) and permitted under the laws of the Province of British Columbia then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Board, or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved and executed by the Company, for the consideration approved by the Company (in an amount not less than such consideration set by the Board and permitted under the laws of the Province of British Columbia then in effect), such Fixed Shares will be duly authorized, validly issued, fully paid and non-assessable;

(ii)	with respect to Floating Shares offered and/or to be resold under the Registration Statement, when (a) the Company has taken all necessary corporate action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing such Floating Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the central securities register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the amount of such consideration set by the Board and permitted under the laws of the Province of British Columbia then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Board, or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved and executed by the Company, for the consideration approved by the Company (in an amount not less than such consideration set by the Board and permitted under the laws of the Province of British Columbia then in effect), such Floating Shares will be duly authorized, validly issued, fully paid and non-assessable;

(iii)	with respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation, issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant indenture in respect thereof (a “Warrant Indenture”) has been duly authorized, executed and delivered by the Company and a Warrant trustee or agent in respect of the Warrants in accordance with applicable law, and (c) the certificates representing the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

(iv)	with respect to Subscription Receipts offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation, issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) a subscription receipt agreement in respect thereof (a “Subscription Receipt Agreement”) has been duly authorized, executed and delivered by the Company and a Subscription Receipt agent or trustee in respect of the Subscription Receipts in accordance with applicable law and (c) the Subscription Receipts have been duly executed and delivered against payment therefor in accordance with the provisions of the Subscription Receipt Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Subscription Receipts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Receipts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

(v)	with respect to Rights offered under the Registration Statement, when: (a) the Company has taken all necessary corporate action to authorize the creation, issuance and terms of the Rights, the terms of the offering thereof, and related matters; (b) the agreement under which the Rights are to be issued (the “Rights Agreement”), if any, has been duly authorized and validly executed and delivered by the Company, and any agent or trustee appointed by the Company with respect to the Rights in accordance with applicable law; and (c) the Rights have been duly exercised in accordance with their terms, including payment in full of the subscription price to the Company, then the Fixed Shares or Floating Shares issued upon exercise of the rights will be duly authorized, validly issued, fully-paid and non-assessable; and

(vi)	with respect to Units, assuming that (a) any Fixed Shares that are comprised in such Units are validly issued, fully paid and non-assessable, as contemplated in numbered paragraph (i) above, (b) any Floating Shares comprised in such Units are validly issued, fully paid and non-assessable, as contemplated in numbered paragraph (ii) above, (c) any Debt Securities that are comprised in such Units constitute valid and binding obligations of the Company in accordance with their terms, (d) any Warrants that are comprised in such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph (iii) above, (e) any Subscription Receipts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph (iv) above, and (f) when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment in respect thereof in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

(b)	the issuance of the February Fixed Shares upon exercise of the February Fixed Warrants and issuance of the February Floating Shares upon exercise of the February Floating Warrants has been duly authorized, and upon exercise of such warrants in accordance with the terms of the February Warrant Certificates, the Original Warrant Indenture and the Supplemental Warrant Indenture, including full payment of the exercise price per Share purchased, the February Fixed Shares and the February Floating Shares will be duly and validly issued as fully paid and non-assessable;

(c)	the Fixed Commitment Shares and the Floating Commitment Shares have been duly and validly issued as fully paid and non-assessable; and

(d)	the issuance of the November Fixed Shares upon exercise of the November Fixed Warrants and the issuance of the November Floating Shares upon exercise of the November Floating Warrants has been duly authorized, and upon exercise of such warrants in accordance with the terms of the November Warrant Certificates, including full payment of the exercise price per Share purchased, the November Fixed Shares and the November Floating Shares will be duly and validly issued as fully paid and non-assessable.

Our opinions expressed above are rendered for the sole benefit of the addressee, are delivered in connection with the transactions described herein and may not be relied upon by any other person or in connection with any other transaction, quoted from or referred to in any other documents, or furnished (either in its original form or by copy) to any other person without our prior written consent.

5.	Qualifications

Our opinions expressed herein are subject to the following qualifications:

(a)	the enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor’s rights;

(b)	we express no opinion as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;

(c)	we express no opinion as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;

(d)	we express no opinion with respect to rights to indemnity and contribution;

(e)	the enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:

(i)	concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;

(ii)	the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;

(iii)	the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;

(iv)	the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and

(v)	the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;

(f)	a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

(g)	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and

(h)	the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid.

6.	Consent

We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the paragraph of the Registration Statement headed “Legal Matters”. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours Truly,

/s/ DLA Piper (Canada) LLP